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NEWS RELEASE                                                     (WILLIAMS LOGO)


NYSE: WMB                                              LEADING ENERGY SOLUTIONS
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DATE:    April 15, 2003


            WILLIAMS NAMES DONALD CHAPPEL AS CHIEF FINANCIAL OFFICER

         TULSA, Okla. - Williams (NYSE:WMB) today named Donald R. Chappel as senior vice president and chief financial officer.

         "Don Chappel brings considerable, relevant experience to Williams as we continue to strengthen our finances and refine our focus on integrated natural gas businesses," said Steve Malcolm, chairman, president and chief executive officer. "Don has a well-earned reputation for his ability to step into difficult situations and contribute to restoring credit, investor confidence and shareholder value. I'm confident that he will play an important role in Williams' future."

         Chappel, 51, most recently founded and served as chief executive officer of a development business in Chicago.

         His previous experience includes serving twice in the late 1990s as chief financial officer of Waste Management, Inc. during periods before and after its 1998 merger with USA Waste Services. On those occasions, a board-led management team comprised of a former Securities and Exchange Commission chairman, a fund manager/shareholder activist, and a financial-turnaround specialist recruited Chappel as chief financial officer. In that role, Chappel is credited with successfully leading the company's financial-recovery efforts and building a solid foundation for the future.

         "Bringing in someone who's played an instrumental role in rebuilding credibility with the financial community is a clear advantage for Williams," Malcolm said. "Don knows what it's like to be a part of the solution. For Williams, our solution is all about rebuilding our financial strength and refocusing our company. We are well on our way to achieving those goals. Don increases our momentum with his hands-on experience leading successful transformations."



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         In addition to his financial leadership, Chappel's experience at Waste
Management encompassed comprehensive business-process re-engineering, related information-technology transformation and implementation of a shareholder-value-based financial management system.

         "Williams' management already has made major strides in the process of rebuilding the company," Chappel said. "It's a credit to the strength of the leadership team and the board that they have moved this company into a position where there is growing evidence, and confidence in many quarters, of Williams' ability to survive and succeed. I'm ready to dive into this position and contribute to the company's continued execution of what is a very appropriate business and financial strategy."

         Chappel joined Waste Management in 1987 as vice president and controller of a newly formed operating subsidiary. From there he served in a number of financial positions of increasing responsibility in operating subsidiaries, leading to his appointment as chief financial officer by the company's board of directors.

         During the period between his two tours as chief financial officer, he served as senior vice president of operations and administration, a role in which Chappel led operations targeted for divestiture and successfully divested those operations.

         Prior to Waste Management, Chappel served in financial leadership roles at Beatrice Companies and a major public accounting firm. He earned his bachelor's degree in accounting from the University of Illinois in Chicago. He is a certified public accountant.

         Chappel succeeds Jack McCarthy, who retired at year-end 2002 after 10 years as chief financial officer. Gary Belitz, who had served as acting chief financial officer since the beginning of this year, will continue to serve as the company's controller and chief accounting officer, his role at Williams for the last 10 years.

ABOUT WILLIAMS (NYSE: WMB)

Williams, through its subsidiaries, primarily finds, produces, gathers, processes and transports natural gas. Williams' gas wells, pipelines and midstream facilities are concentrated in the Northwest, Rocky Mountains, Gulf Coast and Eastern Seaboard. More information is available at www.williams.com.


CONTACT:            Kelly Swan
                    Williams (media relations)
                    (918) 573-6932

                    Travis Campbell
                    Williams (investor relations)
                    (918) 573-2944

                    Richard George
                    Williams (investor relations)
                    (918) 573-3679


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Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.